Exhibit 99.1

Chegg Receives Continued Listing Standard Notice from NYSE

July 24, 2026

SANTA CLARA, Calif.-- Chegg, Inc. (“Chegg” or the “Company”) (NYSE:CHGG), a global learning and workforce skilling company, today announced that on July 24, 2026, the Company was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing share price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period ending on July 23, 2026. This notice is separate and distinct from the NYSE notice received by the Company in December 2025 regarding minimum share price requirement compliance, which the Company subsequently cured to regain compliance at the end of May 2026.

As required by the NYSE, the Company intends to notify the NYSE timely of its intent to regain compliance with the NYSE minimum share price requirement, which may include, if necessary, effecting a reverse stock split, subject to the approval of the board of directors of the Company. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company’s common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and trade on the NYSE during the six-month cure period, subject to the Company’s compliance with the other NYSE continued listing standards. The Company intends to continue to monitor the closing share price of its common stock throughout the cure period and, as appropriate, will evaluate available options to resolve the deficiency and regain compliance with the minimum share price requirement. In the event that the Company fails to regain compliance with the minimum share price requirement, the Company’s common stock will be subject to NYSE’s suspension and delisting procedures.

About Chegg

Chegg is a learning platform helping businesses bring new skills to their workforce and giving lifelong learners and students the skills and confidence to succeed. Focused on the skilling market, which is $40 billion and growing, Chegg offers innovative tools for workplace readiness, professional upskilling, and language learning. Chegg also continues to offer students artificial intelligence (AI)-driven, personalized support. Chegg remains committed to its mission of improving learning outcomes and career opportunities for millions around the world. Chegg is a publicly held company and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release, including statements regarding the Company’s ability to regain compliance with the NYSE minimum share price requirement within the applicable cure period, the Company’s ability to maintain the listing of its common stock on the NYSE, the Company’s intention to monitor the closing share price of its common stock and evaluate available options to resolve the deficiency, including, if necessary, effecting a reverse stock split, and the Company’s ability to continue to comply with other applicable listing standards of the NYSE, are forward-looking statements. The words “will,” “plans,” “expects” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including reactions from the Company’s employees, vendors, customers, and investors to the Company’s receipt of the NYSE notice of non-compliance, the possibility that the Company is unable to regain compliance with the NYSE minimum share price requirement, or thereafter continue to comply with the NYSE listing standards, the possibility that the NYSE may delist the Company’s common stock, and the risks and uncertainties set forth in the section entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent filings with the SEC. In addition, new risks may emerge from time to time, and it is not possible for the Company to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements made. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual future results may be materially different from those anticipated or implied in the forward-looking statements.

Media Contact: press@chegg.com

Investor Contact: Tracey Ford, IR@chegg.com